Exhibit 99.1

NEWS RELEASE

Contact: Lauren Dresnick, New Venture Communications
Phone Number: 650-343-2735

ldresnick@newventurecom.com

Contact: Deborah Eisenberg / Matthew Chisum, Cognito

Phone Number: + 415.946.8820

networkautomation@cognitomedia.com

GlobalSCAPE Expands Partnership with Network Automation and Becomes Worldwide Reseller of AutoMate

GlobalSCAPE to offer Network Automation's business process automation software to over 10,000 enterprise customers in over 100 countries

SAN ANTONIO, Texas and LOS ANGELES, Calif. - September 13, 2010 - Network Automation, the premier provider of IT and business process automation software, today announced that GlobalSCAPE, Inc., (NYSE Amex: GSB), a leading developer of secure information exchange solutions, expanded its partnership agreement to become a worldwide reseller of Network Automation's software solutions, AutoMate 7 and AutoMate Business Process Automation (BPA) Server 7.

GlobalSCAPE began its original OEM partnership with Network Automation in July of 2008, embedding Network Automation's AutoMate product as an Advanced Workflow Engine (AWE) module to its Enhanced File Transfer (EFT) Server™ solution. After experiencing the module's automation power and ease-of-use, GlobalSCAPE's customers began seeking extended process automation layered with its proven file transfer solutions. To address this demand, while increasing its revenue stream, GlobalSCAPE has entered into a multi-year reseller agreement to offer Network Automation's platform to its existing customer base of 10,000 enterprises located in over 100 countries.

"GlobalSCAPE is an industry leader in providing secure information exchange solutions to enterprise customers worldwide," said Craig Robinson, GlobalSCAPE Chief Operating Officer. "Network Automation's suite of products allows our customers to extend the same secure and scalable automation capabilities available in our EFT Server further into their back-end processes and operations."

"The favorable response to our software from GlobalSCAPE is truly exciting and substantially affirms the broader market demand for automation software," said Gary Bishop, Chief Strategy Officer, Network Automation. "GlobalSCAPE is a premier partner with an international reach and a significant affiliation with the Fortune 1000 and government institutions. We are pleased to grow this partnership with GlobalSCAPE and its distinguished and discerning global customer base."

About Network Automation

Founded in 2004 and based in Los Angeles, Network Automation, Inc. is the mid-market leader in automation software that streamlines and integrates business processes without expensive programming. The company provides business process automation software to more than 9,000 small, mid-market, and Global Fortune 1000 clients in over 40 countries. The firm's AutoMate and AutoMate BPA Server platform span automation development, deployment, and management with a drag-and-drop environment that substantially reduces the total cost of the automation lifecycle. Common uses include enterprise application integration, automated testing, job scheduling, automated scripting, batch processing, automated FTP transfers, automated reports, and more. Network Automation's customers include IBM, NASA, Kaiser Permanente, FedEx, Verizon, and many regional, state, and federal government offices. For more information, visit www.networkautomation.com.

About GlobalSCAPE
GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies; GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. Among the important factors that could cause results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.